UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. I)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2010
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York,
Pennsylvania	17401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717 225 4711
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On February 12, 2010, P. H. Glatfelter Company filed a Current Report on Form 8-K to report that, pursuant to a Share Purchase Agreement dated January 4, 2010, it together with its wholly-owned subsidiary Glatfelter Canada, Inc., had completed the acquisition of Concert Industries Corp. (“Concert”).
This Current Report on Form 8-K/A is being filed to provide the financial statements of Concert and the pro forma financial information described under Item 9.01 below.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

(1)	The audited consolidated financial statements of Concert as of and for the years ended December 31, 2008 and 2007 are filed herewith as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(2)	Unaudited interim consolidated financial statements of Concert as of September 30, 2009 and December 31, 2008 and for the nine months ended September 30, 2009 and 2008 are filed herewith as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b)	Pro forma financial information.

The required unaudited pro forma financial information as of September 30, 2009, for the nine months ended September 30, 2009 and for the year ended December 31, 2008 are attached hereto as Exhibit 99.3 and are incorporated in their entirety herein by reference.

(c)	Consent of KPMG LLP Licensed Public Accountants, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company
March 31, 2010	By:	John P. Jacunski
		Name:	John P. Jacunski
		Title:	Senior Vice President and Chief Financial Officer